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                                                                    Exhibit 23.1

                             Accountants' Consent


We consent to incorporation by reference in the registration statements
Nos. 333-49354 and 333-53192 on Form S-8 and No. 333-51964 on Form S-3 of
3TEC Energy Corporation of our report dated March 16, 2001, relating to the consolidated balance sheets of 3TEC Energy Corporation and subsidiaries as of December 31, 2000, and 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years then ended, which report appears in the December 31, 2000 annual report on Form 10-KSB of 3TEC Energy Corporation.


                                  KPMG LLP

Houston, Texas
March 29, 2001